Exhibit 10.1

ASSET PURCHASE AGREEMENT
(El Dorado Terminal and Tankage)
between
LION OIL COMPANY
as Seller
and
DELEK LOGISTICS OPERATING, LLC
as Buyer
Dated as of February 10, 2014

i

Schedules:
Schedule 2.2(a)    —    Terminal
Schedule 2.2(b)    —    Tankage
Schedule 2.2(f)    —    Third Party Claims
Schedule 2.3(g)    —    Excluded Tankage

ii

ASSET PURCHASE AGREEMENT
(El Dorado Terminal and Tankage)
THIS ASSET PURCHASE AGREEMENT (this “Agreement”) dated as of February 10, 2014, is made and entered into by and between Lion Oil Company, an Arkansas corporation (the “Seller”), and Delek Logistics Operating, LLC, a Delaware limited liability company (the “Buyer”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”
WHEREAS, the Seller is the owner of a refinery and certain tanks, terminal and logistics and other related assets near El Dorado, Arkansas (the “El Dorado Refinery”);
WHEREAS, Buyer wishes to purchase certain assets associated with and adjacent to the El Dorado Refinery; and
WHEREAS, the Parties wish to amend certain provisions of the Omnibus Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein and in the Restated Omnibus Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINED TERMS
1.1    Defined Terms. Unless the context expressly requires otherwise, the respective terms defined in this Section 1.1 shall, when used in this Agreement, have the respective meanings herein specified, with each such definition to be equally applicable both to the singular and the plural forms of the term so defined.
“Action” means any claim, action, suit, investigation, inquiry, proceeding, condemnation or audit by or before any court or other Governmental Authority or any arbitration proceeding.
“Affiliate” means, with to respect to a specified Person, any other Person controlling, controlled by or under common control with that first Person. As used in this definition, the term “control” includes (i) with respect to any Person having voting securities or the equivalent and elected directors, managers or Persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any Person and (iii) the ability to direct the business and affairs of any Person by acting as a general partner, manager or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, Delek US and its subsidiaries (other than the General Partner and the Partnership and its subsidiaries), including the Seller, on the one hand, and the General Partner and the Partnership and its subsidiaries, including the Buyer, on the other hand, shall not be considered Affiliates of each other.

“Agreement” has the meaning set forth in the preamble.
“Ancillary Documents” means, collectively, the Buyer Ancillary Documents and the Seller Ancillary Documents.
“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, decree, Permit, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition issued under any of the foregoing by, or any determination by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question, including Environmental Law.
“Bill of Sale” has the meaning set forth in Section 3.2(b).
“Books and Records” has the meaning set forth in Section 2.2(d).
“Business Day” means any day on which banks are open for business in Texas, other than Saturday or Sunday.
“Buyer” has the meaning set forth in the preamble.
“Buyer Ancillary Documents” means each agreement, document, instrument or certificate to be delivered by the Buyer, or its Affiliates, at the Closing pursuant to Section 3.3 hereof and each other document or Contract entered into by the Buyer, or its Affiliates, in connection with this Agreement or the Closing.
“Buyer Indemnified Costs” means (a) any and all damages, losses, Claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys’ fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Buyer Indemnified Parties incurs and that arise out of or relate to (x) any breach of a representation, warranty or covenant of the Seller under this Agreement or (y) any Excluded Liability, and (b) any and all Actions, Claims, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing. Notwithstanding anything in the foregoing to the contrary, Buyer Indemnified Costs shall exclude any and all Special Damages (other than those that are a result of (x) a third-party claim for Special Damages, (y) the gross negligence or willful misconduct of the Seller or (z) the failure of the Seller to perform its obligations under Section 6.8).
“Buyer Indemnified Parties” means Buyer and its Affiliates, including the Partnership, and their respective officers, directors, partners, managers, employees, consultants and equity holders.
“Claim” means any existing or threatened future claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability, breach of warranty or malpractice.
“Claimant” has the meaning set forth in Section 8.5.
“Closing” has the meaning set forth in Section 3.1.
“Closing Date” has the meaning set forth in Section 3.1.
“Confidential Information” means all information, documents, records and data that a Party furnishes or otherwise discloses to the other Party (including any such items furnished prior to the execution of this Agreement), together with all analyses, compilations, studies, memoranda, notes or other documents, records or data (in whatever form maintained, whether documentary, computer or other electronic storage or otherwise) prepared by the receiving Party which contain or otherwise reflect or are generated from such information, documents, records and data; provided, however, that the term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is or becomes generally available to or known by the public (other than as a result of a disclosure by the receiving Party), (b) is developed by the receiving Party without reliance on any Confidential Information or (c) is or was available to the receiving Party on a nonconfidential basis from a source other than the disclosing Party that, insofar as is known to the receiving Party after reasonable inquiry, is not prohibited from transmitting the information to the recipient by a contractual, legal or fiduciary obligation to the disclosing Party.
“Consents” means all notices to, authorizations, consents, Orders or approvals of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any Governmental Authority, and any notices to, consents or approvals of any other third party, in each case that are required by Applicable Law or by Contract in order to consummate the transactions contemplated by this Agreement and the Ancillary Documents.
“Contract” means any written contract, agreement, indenture, instrument, note, bond, loan, lease, mortgage, franchise, license agreement, purchase order, binding bid or offer, binding term sheet or letter of intent or memorandum, commitment, letter of credit or any other legally binding arrangement, including any amendments or modifications thereof and waivers relating thereto.
“Delek US” means Delek US Holdings, Inc., a Delaware corporation.
“Dispute” means any and all disputes, Claims, controversies and other matters in question between the Seller, on the one hand, and the Buyer, on the other hand, arising out of or relating to this Agreement or the alleged breach hereof, or in any way relating to the subject matter of this Agreement regardless of whether (a) allegedly extra-contractual in nature, (b) sounding in contract, tort or otherwise, (c) provided for by Applicable Law or otherwise or (d) seeking damages or any other relief, whether at law, in equity or otherwise.
“Effective Time” has the meaning set forth in Section 3.1.
“El Dorado Refinery” has the meaning set forth in the preamble.

“Encumbrance” means any mortgage, pledge, charge, hypothecation, claim, easement, right of purchase, security interest, deed of trust, conditional sales agreement, encumbrance, interest, option, lien, right of first refusal, right of way, defect in title, encroachments or other restriction, whether or not imposed by operation of Applicable Law, any voting trust or voting agreement, stockholder agreement or proxy.
“Environmental Consent Decree” has the meaning set forth in Section 5.6.
“Environmental Permit” means any Permit, approval, identification number, license, registration, consent, exemption, variance or other authorization required under or issued pursuant to any applicable Environmental Law.
“Environmental Law” means all federal, state, and local laws, statutes, rules, regulations, orders, judgments, ordinances, codes, injunctions, decrees, Environmental Permits and other legally enforceable requirements and rules of common law now or hereafter in effect, relating to pollution or protection of human health and the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other similar federal, state or local environmental conservation and protection laws, each as amended from time to time.
“Excluded Assets” has the meaning set forth in Section 2.3.
“Excluded Liabilities” has the meaning set forth in Section 2.4.
“Financial and Operational Information” has the meaning set forth in Section 4.12.
“Fundamental Representations” has the meaning set forth in Section 7.4(a).
“General Partner” means Delek Logistics GP, LLC, a Delaware limited liability company.
“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.
“Indemnified Costs” means the Buyer Indemnified Costs and the Seller Indemnified Costs, as applicable.
“Indemnified Party” means the Buyer Indemnified Parties and the Seller Indemnified Parties.
“Indemnifying Party” has the meaning set forth in Section 7.2.

“Lease and Access Agreement” has the meaning set forth in Section 3.2(a).
“Material Adverse Effect” means any material adverse change, circumstance, effect or condition in or relating to the Transferred Assets or the assets, financial condition, results of operations, or business of any Person or that materially impedes the ability of any Person to consummate the transactions contemplated hereby, other than any change, circumstance, effect or condition in the refining or pipelines industries generally (including any change in the prices of crude oil, natural gas, natural gas liquids, feedstocks or refined products or other hydrocarbon products, industry margins or any regulatory changes or changes in Applicable Law) or in United States or global economic conditions or financial markets in general. Any determination as to whether any change, circumstance, effect or condition has a Material Adverse Effect shall be made only after taking into account all effective insurance coverages and effective third-party indemnifications with respect to such change, circumstance, effect or condition.
“Omnibus Agreement” means that certain Amended and Restated Omnibus Agreement entered into and effective as of July 26, 2013, by and among Delek US, Delek Refining, Ltd., the Seller, the Partnership, Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Delek Marketing & Supply, LP, the Buyer and the General Partner.
“Order” means any order, writ, injunction, decree, compliance or consent order or decree, settlement agreement, schedule and similar binding legal agreement issued by or entered into with a Governmental Authority.
“Partnership” means Delek Logistics Partners, LP, a Delaware limited partnership.
“Party” and “Parties” have the meanings set forth in the preamble.
“Permits” has the meaning set forth in Section 2.2(c).
“Permitted Encumbrances” means (a) liens for taxes not yet due and payable; (b) liens of mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith; and (c) liens securing rental, storage, throughput, handling or other fees or charges owing from time to time to common carriers, solely to the extent of such fees or charges.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, Governmental Authority or other entity.
“Purchase Price” has the meaning set forth in Section 2.5(a).
“Receiving Party Personnel” has the meaning set forth in Section 8.6(d).
“Respondent” has the meaning set forth in Section 8.5.
“Restated Omnibus Agreement” has the meaning set forth in Section 3.2(d).

“Right of Way Agreement” has the meaning set forth in Section 3.2(f).
“Seller” has the meaning set forth in the preamble.
“Seller Ancillary Documents” means each agreement, document, instrument or certificate to be delivered by the Seller, or its Affiliates, at the Closing pursuant to Section 3.2 hereof and each other document or Contract entered into by the Seller, or its Affiliates, in connection with this Agreement or the Closing.
“Seller Indemnified Costs” means (a) any and all damages, losses, Claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys’ fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Seller Indemnified Parties incurs and that arise out of or relate to any breach of a representation, warranty or covenant of Buyer under this Agreement, and (b) any and all Actions, Claims, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing. Notwithstanding anything in the foregoing to the contrary, Seller Indemnified Costs shall exclude any and all Special Damages (other than those that are a result of (x) a third-party claim for Special Damages or (y) the gross negligence or willful misconduct of Buyer).
“Seller Indemnified Parties” means the Seller and its Affiliates, including Delek US, and their respective officers, directors, partners, managers, employees, consultants and equity holders.
“Site Services Agreement” has the meaning set forth in Section 3.2(e).
“Special Damages” means any consequential, punitive, special, incidental or exemplary damages, or for loss of profits or revenues.
“Tankage” has the meaning set forth in Section 2.2(b).
“Terminal” has the meaning set forth in Section 2.2(a).
“third-party action” has the meaning set forth in Section 7.2.
“Transferred Assets” has the meaning set forth in Section 2.2.
“Throughput and Tankage Agreement” has the meaning set forth in Section 3.2(c).
“Under Construction Tank” has the meaning set forth in Section 6.6.
ARTICLE II
TRANSFER OF ASSETS AND AGGREGATE CONSIDERATION
2.1    Sale of Assets. Subject to all of the terms and conditions of this Agreement, the Seller hereby sells, assigns, transfers and conveys to the Buyer, and the Buyer hereby purchases and acquires from the Seller, the Transferred Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.

2.2    Transferred Assets. For purposes of this Agreement, the term “Transferred Assets” shall mean the following assets, properties and rights of the Seller, other than the Excluded Assets:
(a)    all of the right, title and interest of the Seller to the light products loading rack located adjacent to the El Dorado Refinery, including the loading facilities, piping, meters, recorders, valves, fittings, improvements, truck and other facilities related thereto, set forth on Schedule 2.2(a) to this Agreement (the “Terminal”);
(b)    all of the right, title and interest of the Seller to the crude oil, refined products, intermediates, waste, catalyst and other storage tanks located at the El Dorado Refinery and all spheres, bullets, valves, pumps, meters, recorders, fittings, improvements and other equipment related to such storage tanks, set forth on Schedule 2.2(b) to this Agreement (the “Tankage”);
(c)    all permits, licenses, sublicenses, certificates, approvals, consents, notices, waivers, variances, franchises, registrations, orders, filings, accreditations, or other similar authorizations, including pending applications or filings therefor and renewals thereof, required by any Applicable Law or Governmental Authority or granted by any Governmental Authority (collectively, the “Permits”) that are related to the Transferred Assets, to the extent transferrable or assignable;
(d)    all of the records and files related to the operation of the Transferred Assets, including, plans, drawings, instruction manuals, operating and technical data and records, whether computerized or hard copy, tax files, books, records, tax returns and tax work papers, supplier lists, reference catalogs, surveys, engineering statements, maintenance records and studies, environmental records, environmental reporting information, emission data, testing and sampling data and procedures, data related to the Terminal and the Tankage associated with construction, inspection and operating records, any and all information necessary to meet compliance obligations with respect to Environmental Laws and any other Applicable Laws, in each case related to the Transferred Assets and existing as of the Closing Date (the “Books and Records”);
(e)    all of the right, title and interest of the Seller, if any, in and to unexpired warranties and guarantees from third parties that are not Affiliates of the Seller to the extent related to the Transferred Assets and to the extent such warranties or guarantees are transferable to the Buyer, including warranties set forth in any equipment purchase agreement, construction agreement, lease agreement, consulting agreement or agreement for architectural or engineering services, it being understood that nothing in this paragraph shall be construed as a representation by the Seller that any such warranty remains in effect or is enforceable; and
(f)    all claims, demands, causes of action, choses in action, rights of recovery, rights of set-off, rights to refunds and similar rights against third parties that are not Affiliates of the Seller (including indemnification and contribution) to the extent related to (i) the ownership or operation of the Transferred Assets after the Effective Time or (ii) any damage to the Transferred Assets not repaired prior to the Effective Time, or any portion thereof, if any, including those set forth on Schedule 2.2(f) and including any claims for refunds, prepayments, offsets, recoupment, condemnation awards, judgments and the like, whether received as payment or credit against future liabilities, in each case to the extent related to the matters covered by clauses (i) or (ii) above.

2.3    Excluded Assets. The Transferred Assets shall not include, and the Seller reserves and retains all right, title and interest in and to the following (collectively, the “Excluded Assets”):
(a)    all real property, including all real property subject to the Lease and Access Agreement;
(b)    all inventory, including raw materials, intermediates, products, byproducts and wastes that is stored in the Tankage or the storage facilities located at the Terminal at or prior to the Closing;
(c)    the rights of the Seller to the name “Delek,” “Lion,” “LOTT” or any related or similar trade names, trademarks, service marks, corporate names or logos, or any part, derivative or combination thereof;
(d)    all of the Seller’s and any of its Affiliates’ right, title and interest in and to all accounts receivable and all notes, bonds, and other evidences of indebtedness of and rights to receive payments arising out of sales, services, rentals and other activities occurring in connection with and attributable to the ownership or operation of the Transferred Assets prior to the Effective Time and the security arrangements, if any, related thereto, including any rights with respect to any third party collection procedures or any other actions or proceedings in connection therewith;
(e)    all rights, titles, claims and interests of the Seller or any of its Affiliates (i) under any policy or agreement of insurance, (ii) under any bond, (iii) to or under any condemnation damages or awards in regard to any taking or (iv) to any insurance or bond proceeds;
(f)    all claims, demands, causes of action, choses in action, rights of recovery, rights of set-off, rights to refunds, and similar rights in favor of the Seller or any of its Affiliates of any kind to the extent relating to (i) the Excluded Assets or (ii) the ownership of the Transferred Assets prior to the Effective Time (other than any damage to the Transferred Assets not repaired prior to the Effective Time); and
(g)    all of the right, title and interest of the Seller to the storage tanks located at the El Dorado Refinery and all spheres, bullets, valves, pumps, meters, recorders, fittings, improvements and other equipment related to such storage tanks, set forth on Schedule 2.3(g) to this Agreement.
2.4    No Assumption of Liabilities. Except as expressly set forth herein, or in the Ancillary Documents, the Buyer shall not assume or become obligated with respect to any obligation or liability of the Seller and its Affiliates of any nature whatsoever, as a result of the transactions contemplated by this Agreement (all such obligations or liabilities of the Seller and its Affiliates not expressly so assumed by the Buyer, collectively, the “Excluded Liabilities”).
2.5    Consideration.
(a)    The aggregate consideration to be paid by the Buyer for the Transferred Assets shall be $95,900,000 (the “Purchase Price”).

(b)    The Purchase Price shall be paid at the Closing by wire transfer of immediately available funds to the accounts specified by the Seller.
ARTICLE III
CLOSING
3.1    Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place simultaneously with the execution of this Agreement. The date of the Closing is referred to herein as the “Closing Date” and the Closing is deemed to be effective as of 12:01 a.m., Houston, Texas time, on the Closing Date (the “Effective Time”).
3.2    Deliveries by the Seller. At the Closing, the Seller shall deliver, or cause to be delivered, to the Buyer the following:
(a)    A counterpart to the lease and access agreement in the form mutually agreed upon by the Parties (the “Lease and Access Agreement”), duly executed by the Seller.
(b)    The bill of sale and assignment in the form mutually agreed upon by the Parties (the “Bill of Sale”), duly executed by the Seller.
(c)    A counterpart of the throughput and tankage agreement in the form of mutually agreed upon by the Parties (the “Throughput and Tankage Agreement”), duly executed by the Seller.
(d)    A counterpart of the second amended and restated omnibus agreement in the form mutually agreed upon by the Parties (the “Restated Omnibus Agreement”), duly executed by Delek US and each applicable subsidiary of Delek US (excluding the General Partner, the Buyer and the Partnership and its subsidiaries).
(e)    A counterpart of the site services agreement in the form mutually agreed upon by the Parties (the “Site Services Agreement”), duly executed by the Seller.
(f)    A counterpart to the right of way agreement in the form mutually agreed upon by the Parties (the “Right of Way Agreement”), duly executed by the Seller.
(g)    A counterpart to the secondment agreement in the form mutually agreed upon by the Parties (the “Secondment Agreement”), duly executed by the Seller.
(h)    Evidence in form and substance reasonably satisfactory to the Buyer of the release and termination of all Encumbrances on the Transferred Assets, other than Permitted Encumbrances.
3.3    Deliveries by the Buyer. At the Closing, the Buyer shall deliver, or cause to be delivered, to the Seller the following:
(a)    The Purchase Price as provided in Section 2.2(b).

(b)    A counterpart to the Lease and Access Agreement, duly executed by the Buyer.
(c)    A counterpart to the Throughput and Tankage Agreement, duly executed by the Buyer.
(d)    A counterpart of the Restated Omnibus Agreement, duly executed by the General Partner, the Buyer and the Partnership and its subsidiaries.
(e)    A counterpart to the Site Services Agreement, duly executed by the Buyer.
(f)    A counterpart to the Right of Way Agreement, duly executed by the Buyer.
(g)    A counterpart to the Bill of Sale, duly executed by the Buyer.
(h)    A counterpart to the Secondment Agreement, duly executed by the General Partner
3.4    Prorations. On the Closing Date, or as promptly as practicable following the Closing Date, but in no event later than 60 calendar days thereafter, the personal property taxes with respect to the Transferred Assets shall be prorated between the Buyer, on the one hand, and the Seller, on the other hand, effective as of the Effective Time with the Seller being responsible for amounts related to the period prior to but excluding the Effective Time and the Buyer being responsible for amounts related to the period at and after the Effective Time. If the final property tax rate or final assessed value for the current tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate or assessed value in effect for the preceding tax year and shall be adjusted when the exact amounts are determined. All such prorations shall be based upon the most recent available assessed value available prior to the Closing Date.
3.5    Reimbursement. If the Buyer, on the one hand, or the Seller, on the other hand, pays any tax agreed to be borne by the other Party under this Agreement, such other Party shall promptly reimburse the paying Party for the amounts so paid. If any Party receives any tax refund or credit applicable to a tax paid by another Party hereunder, the receiving Party shall promptly pay such amounts to the Party entitled thereto.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller hereby represents and warrants to the Buyer that as of the date of this Agreement:
4.1    Organization. The Seller is a corporation duly organized and validly existing, under the Applicable Laws of the State of Arkansas. The Seller is duly authorized to conduct business and is in good standing under the Applicable Laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. The Seller has the requisite corporate power and authority necessary to carry on its business and to own and use the Transferred Assets owned or operated by it.

4.2    Authorization. The Seller has full corporate power and authority to execute, deliver, and perform this Agreement and any Seller Ancillary Documents to which it is a party. The execution, delivery, and performance by the Seller of this Agreement and the Seller Ancillary Documents and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes, and each Seller Ancillary Document executed or to be executed by the Seller has been, or when executed will be, duly executed and delivered by the Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Seller, enforceable against it in accordance with their terms, except to the extent that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights and remedies generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.
4.3    No Conflicts or Violations; No Consents or Approvals Required. The execution, delivery and performance by the Seller of this Agreement and the other Seller Ancillary Documents to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, (a) violate, conflict with, or result in any breach of any provision of the Seller’s certificate of incorporation or bylaws or similar governing documents, (b) violate in any material respect any Applicable Law to which the Seller is subject or to which any Transferred Asset is subject or (c) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or trigger any rights to payment or other compensation under any Contract to which the Seller is a party or by which it is bound that relates to the Transferred Assets, or that could prevent or materially delay the consummation of the transactions contemplated by this Agreement. No Consent of any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of this Agreement and the Seller Ancillary Documents to which the Seller is a party or the consummation of the transactions contemplated hereby or thereby.
4.4    Absence of Litigation. There is no Action pending or, to the knowledge of the Seller, threatened against the Seller or any of its Affiliates relating to the transactions contemplated by this Agreement or the Ancillary Documents or the Transferred Assets or which, if adversely determined, would reasonably be expected to materially impair the ability of the Seller to perform its obligations and agreements under this Agreement or the Seller Ancillary Documents and to consummate the transactions contemplated hereby and thereby.
4.5    Bankruptcy. There are no bankruptcy, reorganization or rearrangement proceedings under any bankruptcy, insolvency, reorganization, moratorium or other similar laws with respect to creditors pending against, being contemplated by, or, to the knowledge of the Seller, threatened, against the Seller.
4.6    Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of the Seller or its Affiliates who is entitled to receive from the Buyer any fee or commission in connection with the transactions contemplated by this Agreement.

4.7    Title to Transferred Assets.
(a)    The Seller has good and valid title to the Transferred Assets, free and clear of all Encumbrances, other than Permitted Encumbrances.
(b)    There has not been granted to any Person, and no Person possesses, any right of first refusal to purchase any of the Transferred Assets, except pursuant to this Agreement and the Omnibus Agreement.
4.8    Permits. The Seller has all material Permits necessary for the operation of the Transferred Assets at the location and in the manner operated as of the date hereof. The Seller is in material compliance with all Permits, all such Permits are in full force and effect, and there is no Action pending or, to the knowledge of the Seller, threatened before any Governmental Authority that seeks the revocation, cancellation, suspension or adverse modification thereof.
4.9    Condition of Transferred Assets; Sufficiency of Transferred Assets. The Transferred Assets are in good operating condition and repair (normal wear and tear excepted), are free from material defects (patent and latent), are suitable for the purposes for which they are currently used and are not in need of material maintenance or repairs except for ordinary routine maintenance and repairs. The Transferred Assets, together with the rights granted to Buyer pursuant to the Ancillary Documents, constitute all of the assets and rights necessary to conduct the business of the Transferred Assets in a manner consistent with the Financial and Operational Information.
4.10    Compliance with Applicable Law. Except where the failure to be in compliance would not have a Material Adverse Effect, with respect to the Transferred Assets, including their operation, the Seller is and has been in compliance with all, and, to the knowledge of the Seller, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of any, Applicable Laws (other than Environmental Laws).
4.11    Compliance with Environmental Law. Except where the failure to be in compliance would not have a Material Adverse Effect, with respect to the Transferred Assets, including their operation, the Seller is and has been in compliance with all, and, to the knowledge of the Seller, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of any, applicable Environmental Laws.
4.12    Conflicts Committee Matters. The projections and budgets provided to the conflicts committee of the board of directors of the General Partner (including those provided to the financial advisor to the conflicts committee) as part of its review in connection with this Agreement and the transactions contemplated hereby were prepared and delivered in good faith and have a reasonable basis and are consistent with the current expectations of the Seller’s management regarding the Transferred Assets. To the extent that such information relates to the periods during which the Seller owned the Transferred Assets, the historical and current information regarding throughput and storage capacity, revenues and costs of sales relating to the Transferred Assets (the “Financial and Operational Information”) are correct in all material respects for such periods and are derived from the Books and Records.

4.13    WAIVERS AND DISCLAIMERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE PARTIES IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS AND THE RESTATED OMNIBUS AGREEMENT, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (I) THE VALUE, NATURE, QUALITY OR CONDITION OF THE TRANSFERRED ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE TRANSFERRED ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE TRANSFERRED ASSETS, (II) THE INCOME TO BE DERIVED FROM THE TRANSFERRED ASSETS, (III) THE SUITABILITY OF THE TRANSFERRED ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (IV) THE COMPLIANCE OF OR BY THE TRANSFERRED ASSETS OR THEIR OPERATION WITH ANY APPLICABLE LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (V) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE TRANSFERRED ASSETS. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE RESTATED OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE TRANSFERRED ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE RESTATED OMNIBUS AGREEMENT, EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE TRANSFER AND CONVEYANCE OF THE TRANSFERRED ASSETS SHALL BE MADE IN AN “AS IS,” “WHERE IS” CONDITION WITH ALL FAULTS, AND THE TRANSFERRED ASSETS ARE TRANSFERRED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION 4.13. THIS SECTION 4.13 SHALL SURVIVE THE TRANSFER AND CONVEYANCE OF THE TRANSFERRED ASSETS OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 4.13 HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE TRANSFERRED ASSETS THAT MAY ARISE PURSUANT TO APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE RESTATED OMNIBUS AGREEMENT.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Seller that as of the date of this Agreement:
5.1    Organization. The Buyer is a limited liability company, validly existing and in good standing under the Applicable Laws of the State of Delaware.
5.2    Authorization. The Buyer has full limited liability company power and authority to execute, deliver, and perform this Agreement and any Buyer Ancillary Documents to which it is a party. The execution, delivery, and performance by the Buyer of this Agreement and the Buyer Ancillary Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes, and each such Buyer Ancillary Document executed or to be executed the Buyer has been, or when executed will be, duly executed and delivered by the Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Buyer, enforceable against it in accordance with their terms, except to the extent that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights and remedies generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.
5.3    No Conflicts or Violations; No Consents or Approvals Required. The execution, delivery and performance by the Buyer of this Agreement and the Buyer Ancillary Documents to which it is a party does not, and consummation of the transactions contemplated hereby and thereby will not, (a) violate, conflict with, or result in any breach of any provisions of the Buyer’s certificate of formation or limited liability company agreement, (b) violate in any material respect any Applicable Law to which the Buyer is subject or (c) result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or trigger any rights to payment or other compensation under any Contract to which the Buyer is a party or by which it is bound that could prevent or materially delay the consummation of the transactions contemplated by this Agreement. No Consents are required in connection with the execution, delivery and performance by the Buyer of this Agreement and the Buyer Ancillary Documents to which the Buyer is a party or the consummation of the transactions contemplated hereby or thereby.
5.4    Absence of Litigation. There is no Action pending or, to the knowledge of the Buyer, threatened against the Buyer or any of its Affiliates relating to the transactions contemplated by this Agreement or the Ancillary Documents or which, if adversely determined, would reasonably be expected to materially impair the ability of the Buyer to perform its obligations and agreements under this Agreement or the Buyer Ancillary Documents and to consummate the transactions contemplated hereby and thereby.
5.5    Brokers and Finders. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of the Buyer or its Affiliates who is entitled to receive from the Seller any fee or commission in connection with the transactions contemplated by this Agreement.

5.6    Environmental Consent Decree. The Buyer acknowledges that it has received notice and a copy of the consent decree entered in United States and State of Arkansas v. Lion Oil Company, Civ. No. 03-1028 (Western District of Arkansas) (the "Environmental Consent Decree").
ARTICLE VI
COVENANTS
6.1    Additional Agreements. Subject to the terms and conditions of this Agreement, the Ancillary Documents and the Restated Omnibus Agreement, each of the Parties shall use its commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the Parties and their duly authorized representatives shall use commercially reasonable efforts to take all such action.
6.2    Further Assurances. After the Closing, each Party shall take such further actions, including obtaining consents to assignment from third parties, and execute such further documents as may be necessary or reasonably requested by the other Party in order to effectuate the intent of this Agreement and the Ancillary Documents and to provide such other Party with the intended benefits of this Agreement and the Ancillary Documents. Following the Closing, the Buyer and the Seller agree to remit to the other Party or its Affiliates, as applicable, with reasonable promptness, any payments, rebates, bills or other correspondence received on or in respect of, or otherwise relevant to the other Party or its Affiliates including, with respect to the Buyer, the Transferred Assets or, with respect to the Seller, the Excluded Assets.
6.3    Cooperation on Tax Matters. Following the Closing Date, the Parties shall cooperate fully with each other and shall make available to the other, as reasonably requested and at the expense of the requesting Party, and to any Governmental Authority responsible for the administration of any tax, all information, records or documents relating to tax liabilities or potential tax liabilities of the Seller for all periods at or prior to the Effective Time and any information which may be relevant to determining the amount payable under this Agreement, and shall preserve all such information, records and documents at least until the expiration of any applicable statute of limitations or extensions thereof.
6.4    Cooperation for Litigation and Other Actions. Each Party shall cooperate reasonably with the other Party, at the requesting Party’s expense (but including only out-of-pocket expenses to unaffiliated third parties, photocopying and delivery costs and not the costs incurred by any Party for the wages or other benefits paid to its officers, directors or employees), in furnishing reasonably available information, testimony and other assistance in connection with any proceedings, tax audits or other Disputes involving any of the Parties hereto (other than in connection with Disputes between the Parties).
6.5    Retention of and Access to Books and Records.

(a)    As promptly as practicable and in any event before 30 days after the Closing Date, the Seller will deliver or cause to be delivered to the Buyer, the Books and Records that are in the possession or control of the Seller or its Affiliates.
(b)    The Buyer agrees to afford the Seller and its Affiliates and their respective accountants, counsel and other designated individuals, during normal business hours, upon reasonable request, at a mutually agreeable time, full access to and the right to make copies of the Books and Records at no cost to the Seller or its Affiliates (other than for reasonable out-of-pocket expenses); provided that such access will not be construed to require the disclosure of Books and Records that would cause the waiver of any attorney-client, work product or like privilege; provided, further, that in the event of any litigation, nothing herein shall limit any Party’s rights of discovery under Applicable Law. Without limiting the generality of the preceding sentences, the Buyer agrees to provide the Seller and its Affiliates reasonable access to and the right to make copies of the Books and Records after the Closing for the purposes of assisting the Seller and its Affiliates (a) in complying with the Seller’s obligations under this Agreement, (b) in preparing and delivering any accounting statements provided for under this Agreement and adjusting, prorating and settling the charges and credits provided for in this Agreement, (c) in owning or operating the Excluded Assets, (d) in preparing tax returns, (e) in responding to or disputing any tax audit, (f) in asserting, defending or otherwise dealing with any claim or dispute, known or unknown, under this Agreement or with respect to Excluded Assets or (g) in asserting, defending or otherwise dealing with any third party claim or dispute by or against the Seller or its Affiliates relating to the Transferred Assets.
6.6    Tanks Under Construction. Tanks T051, T119, T198, T240 and T244 at the El Dorado Refinery (such storage tanks, together with all spheres, bullets, valves, pumps, meters, recorders, fittings, improvements and other equipment related thereto, the “Under Construction Tanks”) are under construction and, as of the date of this Agreement, such construction is incomplete. The Under Construction Tanks are owned by the Seller and have not been transferred to the Buyer prior to or contemporaneously with the Closing. Following the Closing, the Seller agrees that it shall complete the construction of the Under Construction Tanks in an expeditious and diligent manner and at the Seller’s sole cost and expense, and the Buyer shall be entitled to participate in all stages of planning, scheduling, implementing and oversight of the construction. Upon completion of the construction of any Under Construction Tank, the Seller shall take such further actions and execute such further documents as may be necessary or reasonably requested by the Buyer to convey title to it, free and clear of all Encumbrances, other than Permitted Encumbrances, to the Buyer. Prior to the conveyance of any Under Construction Tank as described in the prior sentence, risk of loss for such Under Construction Tank shall remain with the Seller, and any loss, destruction or damage to such tank shall not relieve the Seller of the obligation to diligently construct and convey such tank as described herein. Notwithstanding the foregoing, the Seller shall not be entitled to any consideration for conveyance of any Under Construction Tank other than the consideration received under Section 2.5, and conveyance of the Under Construction Tanks shall not affect the Seller’s obligations under the Throughput and Tankage Agreement. Following the conveyance of each Under Construction Tank, the terms “Transferred Assets” and “Tankage” shall be deemed to include such Tank, as applicable, for all purposes, including (i) breaches of representations and warranties hereunder and any indemnification to which the Buyer is entitled as a result thereof, and (ii) any Ancillary

Documents containing provisions or defined terms that refer to or derive their meaning from the definition of “Transferred Assets” under this Agreement.
6.7    Environmental Consent Decree. Upon the Seller’s request, the Buyer will execute a modification to the Environmental Consent Decree that makes the Buyer responsible for complying with the terms and conditions of the Environmental Consent Decree as may be required by the United States Environmental Protection Agency. The Parties acknowledge that the prior sentence does not affect the indemnity in Section 3.1(a)(vi) of the Restated Omnibus Agreement.
6.8    Permits. During the term of the Throughput and Tankage Agreement, (a) the Seller shall maintain all Permits necessary for the operation of the Transferred Assets, and (b) if the Buyer reasonably determines that it is necessary to transfer any such Permits to the Buyer or its designee, the Seller shall, at its own expense, take such actions as are necessary to transfer such Permits.
ARTICLE VII
INDEMNIFICATION
7.1    Indemnification of Buyer and Seller. From and after the Closing and subject to the provisions of this Article VII, (i) the Seller agrees to indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Buyer Indemnified Costs and (ii) Buyer agrees to indemnify and hold harmless the Seller Indemnified Parties from and against any and all Seller Indemnified Costs. For the avoidance of doubt, the foregoing indemnification is intended to be in addition to and not in limitation of any indemnification to which the Parties may be entitled under the Ancillary Documents.
7.2    Defense of Third-Party Claims. An Indemnified Party shall give prompt written notice to Seller or Buyer, as applicable (the “Indemnifying Party”), of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a “third-party action”) in respect of which such Indemnified Party seeks indemnification hereunder. Any failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it, he, or she may have to such Indemnified Party under this Article VII unless the failure to give such notice materially and adversely prejudices the Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:
(a)    The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Party shall pay the attorneys’ fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any the Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, (iii) the Indemnified Party shall have reasonably concluded that there may be defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (iv) the Indemnified Party’s counsel shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a material conflict of interest that could violate applicable standards of professional conduct to have common counsel);

(b)    The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have a material adverse effect on its business;
(c)    The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and
(d)    The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.
The Parties shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article VII and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.
7.3    Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 7.2 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. Subject to the limitations set forth in Section 7.4(a), the failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.
7.4    Limitations. The following provisions of this Section 7.4 shall limit the indemnification obligations hereunder:
(a)    The Indemnifying Party shall not be liable for any Indemnified Costs pursuant to this Article VII unless a written claim for indemnification in accordance with Section 7.2 or Section 7.3 is given by the Indemnified Party to the Indemnifying Party with respect thereto on or before 5:00 p.m., Houston, Texas time, on or prior to the first anniversary of the Closing Date; provided, however, that written claims for indemnification (i) for Indemnified Costs arising out of (x) a breach of any representation or warranty contained in Sections 4.1, 4.2, 4.6, 4.7, 5.1, 5.2 and

5.5 (the “Fundamental Representations”) or (y) an Excluded Liability may be made at any time and (ii) for Indemnified Costs arising out of a breach of any covenant may be made at any time prior to the expiration of such covenant according to its terms.
(b)    An Indemnifying Party shall not be obligated to pay for any Indemnified Costs under this Article VII until the amount of all such Indemnified Costs exceeds, in the aggregate, $500,000, in which event Indemnifying Party shall pay or be liable for all such Indemnified Costs from the first dollar. The aggregate liability of an Indemnifying Party under this Article VII shall not exceed $17,500,000. The limitations in the previous two sentences shall not apply to Indemnified Costs to the extent such costs arise out of (i) a breach of any Fundamental Representations or (ii) an Excluded Liability.
(c)    Each Party acknowledges and agrees that, after the Closing Date, notwithstanding any other provision of this Agreement to the contrary, the Buyer’s and the other Buyer Indemnified Parties’ and the Seller’s and the other Seller Indemnified Parties’ sole and exclusive remedy with respect to the Indemnified Costs shall be in accordance with, and limited by, the provisions set forth in this Article VII. The Parties further acknowledge and agree that the foregoing is not the remedy for and does not limit the Parties’ remedies for matters covered by the indemnification provisions contained in the Ancillary Documents. Any indemnification obligation of the Seller to the Buyer Indemnified Parties on the one hand, or the Buyer to the Seller Indemnified Parties on the other hand, pursuant to this Article VII shall be reduced by an amount equal to any indemnification recovery by such Indemnified Parties pursuant to the other Ancillary Documents between the Parties to the extent that such other indemnification recovery arises out of the same event or circumstance giving rise to the indemnification obligation of the Seller or the Buyer, respectively, hereunder.
7.5    Tax Related Adjustments. The Seller and the Buyer agree that any payment of Indemnified Costs made hereunder will be treated by the Parties on their tax returns as an adjustment to the Purchase Price.
ARTICLE VIII
MISCELLANEOUS
8.1    Expenses. Except as provided in Section 3.4 of this Agreement, or as provided in the Ancillary Documents or the Restated Omnibus Agreement, all costs and expenses incurred by the Parties in connection with the consummation of the transactions contemplated hereby shall be borne solely and entirely by the Party which has incurred such expense. For the avoidance of doubt, the Buyer shall be responsible for all costs and expenses (including attorneys’ fees and expenses) incurred by the conflicts committee of the General Partner in connection with this Agreement and the transactions contemplated herein. Except as this Agreement otherwise provides, the Seller, on the one hand, and the Buyer, on the other, shall each be responsible for 50% of the payment of the aggregate costs associated with obtaining the consents, approvals or authorizations necessary to effect the transfer of the Transferred Assets to the Buyer as contemplated herein.
8.2    Notices. All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (a) if by transmission by facsimile or hand delivery, when delivered; (b) if mailed via the official governmental mail system, five Business Days after mailing, provided that said notice is sent first class, postage pre-paid, via certified or registered mail, with a return receipt requested; (c) if mailed by an internationally recognized overnight express mail service such as FedEx, UPS, or DHL Worldwide, one Business Day after deposit therewith is prepaid; or (d) if by e-mail, one Business day after delivery with receipt is confirmed. All notices will be addressed to the Parties at the respective addresses as follows:
if to the Seller:
Lion Oil Company
c/o Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
Attn: General Counsel
Telecopy No: (615) 435-1271

with a copy, which shall not constitute notice, to:

Lion Oil Company
c/o Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, TN 37027
Attn: President
Telecopy No: (615) 435-1271

if to the Buyer:
Delek Logistics Operating, LLC
c/o Delek Logistics GP, LLC
7102 Commerce Way
Brentwood, TN 37027
Attn: General Counsel
Telecopy No: (615) 435-1271

with a copy, which shall not constitute notice, to:

Delek Logistics Operating, LLC
c/o Delek Logistics GP, LLC
7102 Commerce Way
Brentwood, TN 37027
Attn: President
Telecopy No: (615) 435-1271

or to such other address or to such other person as either Party will have last designated by notice to the other Party.

8.3    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid and effective under Applicable Law, but if any provision of this Agreement or the application of any such provision to any person or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith with a view to substitute for such provision a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.
8.4    Governing Law. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.
8.5    Arbitration Provision. Any and all Disputes shall be resolved through the use of binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section 8.5 and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section 8.5 will control the rights and obligations of the Parties. Arbitration must be initiated within the time limits set forth in this Agreement, or if no such limits apply, then within a reasonable time or the time period allowed by the applicable statute of limitations. Arbitration may be initiated by a Party (“Claimant”) serving written notice on the other Party (“Respondent”) that the Claimant elects to refer the Dispute to binding arbitration. Claimant’s notice initiating binding arbitration must identify the arbitrator Claimant has appointed. The Respondent shall respond to Claimant within 30 days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. If the Respondent fails for any reason to name an arbitrator within the 30-day period, Claimant shall petition the American Arbitration Association for appointment of an arbitrator for Respondent’s account. The two arbitrators so chosen shall select a third arbitrator within 30 days after the second arbitrator has been appointed. The Claimant will pay the compensation and expenses of the arbitrator named by or for it, and the Respondent will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by Respondent. The Claimant and Respondent will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (i) be neutral parties who have never been officers, directors or employees of the Seller, the Buyer or any of their Affiliates and (ii) have not less than seven years’ experience of in the energy industry. The hearing will be conducted in Houston, Texas and commence within 30 days after the selection of the third arbitrator. The Seller, the Buyer and the arbitrators shall proceed diligently and in good faith in order that the award may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the Parties hereto. The arbitrators shall have no right to grant or award Special Damages in favor of Seller, on one hand (except to the extent such Special Damages (a) are awarded to a third-party or (b) are the result of the gross negligence or willful misconduct of the Buyer), or Buyer, on the other hand (except to the extent such Special Damages (x) are awarded to a third-party, (y) are the result of the gross negligence or willful misconduct of the Seller, or (z) the failure of the Seller to perform its obligations under Section 6.8).

8.6    Confidentiality.
(a)    Obligations. Each Party shall use commercially reasonable efforts to retain the other Party’s Confidential Information in confidence and not disclose the same to any third party nor use the same, except as authorized by the disclosing Party in writing or as expressly permitted in this Section 8.6. Each Party further agrees to take the same care with the other Party’s Confidential Information as it does with its own, but in no event less than a reasonable degree of care.
(b)    Required Disclosure. Notwithstanding Section 8.6(a) above, if the receiving Party becomes legally compelled to disclose the Confidential Information by a court, Governmental Authority or Applicable Law, including the rules and regulations of the Securities and Exchange Commission, or is required to disclose pursuant to the rules and regulations of any national securities exchange upon which the receiving Party or its parent entity is listed, any of the disclosing Party’s Confidential Information, the receiving Party shall promptly advise the disclosing Party of such requirement to disclose Confidential Information as soon as the receiving Party becomes aware that such a requirement to disclose might become effective, in order that, where possible, the disclosing Party may seek a protective order or such other remedy as the disclosing Party may consider appropriate in the circumstances. The receiving Party shall disclose only that portion of the disclosing Party’s Confidential Information that it is required to disclose and shall cooperate with the disclosing Party in allowing the disclosing Party to obtain such protective order or other relief.
(c)    Return of Information. Upon written request by the disclosing Party, all of the disclosing Party’s Confidential Information in whatever form shall be returned to the disclosing Party upon termination of this Agreement or destroyed with destruction certified by the receiving Party, without the receiving Party retaining copies thereof except that one copy of all such Confidential Information may be retained by a Party’s legal department solely to the extent that such Party is required to keep a copy of such Confidential Information pursuant to Applicable Law, and the receiving Party shall be entitled to retain any Confidential Information in the electronic form or stored on automatic computer back-up archiving systems during the period such backup or archived materials are retained under such Party’s customary procedures and policies; provided, however, that any Confidential Information retained by the receiving Party shall be maintained subject to confidentiality pursuant to the terms of this Section 8.6, and such archived or back-up Confidential Information shall not be accessed except as required by Applicable Law.
(d)    Receiving Party Personnel. The receiving Party will limit access to the Confidential Information of the disclosing Party to those of its employees, attorneys and contractors that have a need to know such information in order for the receiving Party to exercise or perform its rights and obligations under this Agreement (the “Receiving Party Personnel”). The Receiving Party Personnel who have access to any Confidential Information of the disclosing Party will be made aware of the confidentiality provision of this Agreement, and will be required to abide by the terms thereof. Any third party contractors that are given access to Confidential Information of a disclosing Party pursuant to the terms hereof shall be required to sign a written agreement pursuant to which such Receiving Party Personnel agree to be bound by the provisions of this Agreement, which written agreement will expressly state that it is enforceable against such Receiving Party Personnel by the disclosing Party.

(e)    Survival. The obligation of confidentiality under this Section 8.6 shall survive the termination of this Agreement for a period of two years.
8.7    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person (other than the Indemnified Parties with respect to Article VII) any rights or remedies of any nature whatsoever under or by reason of this Agreement.
8.8    Assignment of Agreement. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without the prior written consent of the other Party hereto.
8.9    Captions. The captions in this Agreement are for purposes of reference only and shall not limit or otherwise affect the interpretation hereof.
8.10    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.
8.11    Integration. This Agreement, the Ancillary Documents and the Restated Omnibus Agreement supersede any previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Agreement, the Ancillary Documents and the Restated Omnibus Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement, the Ancillary Documents or the Restated Omnibus Agreement unless it is contained in a written amendment hereto or thereto and executed by the Parties hereto or thereto after the date of this Agreement, the Ancillary Documents or the Restated Omnibus Agreement.
8.12    Amendment; Waiver. This Agreement may be amended only in a writing signed by all Parties. Any waiver of rights hereunder must be set forth in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive any Party’s rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.
8.13    Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall survive the Closing until 5:00 p.m., Houston, Texas time, on the first anniversary of the Closing Date; provided, however, that (a) any representation and warranty that is the subject of a claim for indemnification hereunder which claim was timely made pursuant to Section 7.4(a) shall survive with respect to such claim until such claim is finally paid or adjudicated and (b) the Fundamental Representations shall survive indefinitely.
ARTICLE IX
INTERPRETATION

9.1    Interpretation. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that this Agreement contemplates. In construing this Agreement:
(a)    examples shall not be construed to limit, expressly or by implication, the matter they illustrate;
(b)    the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;
(c)    a defined term has its defined meaning throughout this Agreement and each Exhibit, Annex or Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;
(d)    each Exhibit, Annex and Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any Exhibit, Annex or Schedule, the provisions of the main body of this Agreement shall prevail;
(e)    the term “cost” includes expense and the term “expense” includes cost;
(f)    the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof;
(g)    the inclusion of a matter on a Schedule in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule;
(h)    any reference to a statute, regulation or law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder;
(i)    currency amounts referenced herein, unless otherwise specified, are in U.S. Dollars;
(j)    unless the context otherwise requires, all references to time shall mean time in Houston, Texas;
(k)    whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; and
(l)    if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).
9.2    References, Gender, Number. All references in this Agreement to an “Article,” “Section,” “subsection,” “Exhibit” or “Schedule” shall be to an Article, Section, subsection, Exhibit or Schedule of this Agreement, unless the context requires otherwise. Unless the context clearly requires otherwise, the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby,” or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Cross references in this Agreement to a subsection or a clause within a Section may be made by reference to the number or other subdivision reference of such subsection or clause preceded by the word “Section.” Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.
[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.
BUYER:
DELEK LOGISTICS OPERATING, LLC

By: /s/ Andrew L. Schwarcz
Name: Andrew L. Schwarcz
Title: Executive Vice President
By: /s/ H. Pete Daily
Name: H. Pete Daily
Title: Executive Vice President

SELLER:
LION OIL COMPANY

By: /s/ H. Pete Daily
Name: H. Pete Daily
Title: Executive Vice President
By: /s/ Kent B. Thomas
Name: Kent B. Thomas
Title: Executive Vice President

[Signature Page to Asset Purchase Agreement]

Schedule 2.2(a)
Terminal
Located at the El Dorado refinery, the terminal consists of a truck loading rack with three loading bays supplied by pipeline from storage tanks located at the refinery.

Schedule 2.2(b)
Tankage

1.	Tanks (“Tanks”) described on Annex 1 attached hereto.

2.	Equipment used in connection with the operation of the tanks described on Annex 2 attached hereto.

3.	Internal load racks located on the Premises (as defined in the Lease and Access Agreement).

4.	Any crude oil or refined product pipelines to the extent the same run on, below, above and/or within the Premises and that connect into the Tanks.
The following shall not be included in the items above, and shall be considered Excluded Assets:

1.	Any crude oil or refined product pipelines that run on, below, above and/or within the El Dorado Refinery (including the Premises) that do not connect into the Tanks.

2.	Any crude oil or refined product pipelines to the extent the same run on, below, above and/or within the El Dorado Refinery (excluding the Premises).

Annex 1
El Dorado Refinery Tanks

Tank	Area	Shell Capacity
T007	LOT	18,145.17
T019	#4,#8&#11	2,290.94
T024	PMA	3,447.80
T036	PH	4,390.60
T042	#4,#8&#11	765.50
T043	#4,#8&#11	572.75
T054	PH	15,086.64
T059	PH	9,068.54
T061	PH	20,127.60
T062	PH	20,140.80
T063	PH	8,486.40
T064	PH	9,463.19
T065	PH	10,113.60
T066	PH	14,584.03
T067	PH	14,584.03
T082	PH	20,081.38
T084	PH	10,109.60
T085	PH	8,366.59
T088	PH	20,121.60
T089	PH	20,121.60
T098	AP	1,005.53
T103	PH	54,941.59
T108	PH	48,373.44
T109	PH	55,367.20
T113	PH	60,307.42
T114	PH	55,332.73
T115	PH	55,328.97
T120	PH	76,742.54
T121	PH	79,649.85
T122	PH	77,846.18
T123	PH	79,722.49
T124	PH	53,787.39
T126	PH	54,504.81
T128	PH	80,298.71
T146	PH	711.62
T147	PH	713.05

T148	PH	714.19
T149	PH	2,570.92
T155	PH	524.58
T167	AP	1,332.80
T168	AP	1,332.80
T180	PMA	301.14
T184	PH	955.73
T185	PH	1,784.65
T186	PH	706.60
T187	PH	817.17
T189	PH	713.61
T191	PH	150,386.36
T194	#5 & #14	604.50
T195	#5 & #14	604.50
T196	#5 & #14	604.50
T197	#5 & #14	524.52
T199	AP	1,892.60
T217	#7,#10&#12	73.00
T241	#5 & #14	2,795.95
T242	#5 & #14	2,795.95
T243	#5 & #14	3,265.24
T245	#5 & #14	3,135.30
T246	#5 & #14	3,135.30
T247	#5 & #14	5,140.70
T262	PH	5,040.55
T263	PH	5,040.55
T264	PH	5,039.58
T265	PH	5,039.58
T268	LOT	462.79
T269	LOT	462.79
T271	PH	9,230.50
T272	PH	1,010.61
T273	PH	1,010.61
T274	PH	1,010.61
T282	WWTP	2,719.37
T283	WWTP	2,719.37
T353	AP	1,412.70
T354	AP	1,391.00
T356	AP	285.16
T357	AP	107.43

T360	#5 & #14	15,091.60
T361	#5 & #14	15,094.93
T362	#5 & #14	598.30
T363	#5 & #14	595.39
T364	#5 & #14	1,007.24
T365	#5 & #14	1,007.24
T366	#5 & #14	697.00
T367	#5 & #14	5,117.19
T368	#5 & #14	10,106.68
T371	#5 & #14	10,098.90
T372	#5 & #14	10,108.50
T531	PH	13,368.00
T532	PH	31,786.04
T536	#5 & #14	15,130.91
T540	Trucking	241.71
T552	Trucking	241.71
T554	PMA	107.72
T571	AP	142.05
T051	PH	11,956.94
T198	#5 & #14	519.50
T240	#5 & #14	3,030.67
T244	#5 & #14	2,060.28
T004	LOT	5,130.60
T009	LOT	1,283.51
T053	LOT	7,866.30
T140	LOT	992.02
T141	LOT	996.49
T142	LOT	2,015.66
T143	LOT	2,015.66
T144	LOT	125.34
T188	PH	5,033.07
T275	WWTP	1,723.00
T276	WWTP	1,734.00
T277	WWTP	4,418.00
T278	WWTP	4,424.00
T279	WWTP	42,893.71
T280	WWTP	42,893.71
T373	LOT	1,008.10
T374	#7,#10&#12	342.74
T393	WWTP	143.19

T394	WWTP	286.21
T432	LOT	2,030.74
T449	WWTP	241.00
T541	LOT	5,036.00
T542	LOT	5,036.00
T543	LOT	5,036.00
T545	WWTP	23,367.03
T546	WWTP	23,367.03
T547	PH	290.24
T023	AP	1,999.70
T039	#4,#8&#11	5,116.70
T040	#4,#8&#11	3,684.90
T041	#4,#8&#11	3,802.37
T076	#4,#8&#11	36,397.84
T078	AP	5,171.20
T101	AP	54,990.80
T102	#4,#8&#11	55,332.49
T104	#4,#8&#11	55,322.84
T105	#4,#8&#11	64,025.44
T112	PMA	151,130.00
T219	AP	55,956.49
T348	AP	5,264.45
T349	AP	5,288.26
T350	AP	1,412.70
T351	AP	1,412.70
T352	AP	1,412.70
T355	AP	1,006.10
T382	PMA	5,214.53
T383	PMA	5,192.02
T384	PMA	3,149.72
T385	PMA	3,065.13
T386	PMA	3,063.79
T387	PMA	3,065.25
T544	AP	5,295.45
T548	PMA	100,328.00
T553	PMA	1,521.75
T107	AP	55,291.28
T110	AP	55,747.56
T175	AP	4,815.73
T119	PH	30,000.00

T125	PH	55,089.48
T549	PH	143.24

Annex 2
El Dorado Refinery Equipment

Asset	Asset description
5000000108	REPAIR RR TRACKS E&W CUTBACK RACK
5000000109	REPAIR RR @ RACK & SWITCH @ PC PLANT
5000000111	REAPLACE CROSS TIES & REPAIR RR CROSSING
5000001731	LT ST RUN UNLOADING FACILITY
5000001732	ASPHALT STOR & HAND MT PLEASA
5000001733	LIGHT STRAIGHT RUN UNLOADING
5000001734	FUEL DISPENSING FACILITY
5000000729	Steam Trace & Insulate Block House to 63 Tk Line
5000001439	REPLACE FLUX BUCKED METERS
5000001769	ADDTL PUMP @ 112 TANK
5000001771	CRUDE BOOSTER PUMP
5000001775	DIESEL ENGINE FOR CRUDE PUMP
5000000746	REPLACE PIPING ON TANK 140
5000001398	RPLCE HT CT FEED LINE W/22758
5000000136	MOTOR CONTROLERS ASPHALT TRANSFER PUMPS
5000000257	76 TANK TRANSFER PUMP
5000000293	PUMP FOR 39 40 41 & 102 TANKS
5000000454	SCREW PUMP #11 CHARGE SERVICE
5000000476	REPLACE CARTRIDGE ASSEMBLY FOR #11 CHARGE PUMP
5000001570	REWORK #11 UNIT CHARGE PUMP
5000001857	INSTALL MIXER IN #40 TANK
5000000130	SOUR WATER FEED LINE TO #14 BACKUP FROM #7 TANK
5000001901	NEW PUMP FOR 145 TANK
5000001903	MINERAL SPIRITS STORAGE TANK
5000000165	PMA HEATER BLOWER
5000000381	PMA LOADING RACR STRAINERS
5000000493	5GRJ CAST STEEL PUMP @PMA
5000000815	BUNDRICK LOADING ARMS AT PMA SOUTH RACK
5000001355	POLYMER LETDOWN FACILITY
5000001418	RADAR GAUGE PMA MIX TANK
5000000358	INSTALL PMA TK VENT CONTROLS
5000001927	SPENT ACID LOADING LINE
5000001929	SULFURIC ACID UNLOADING HOSES
5000001639	ASPLT PLNT BLWR LOW TEMP SHTDN
5000000396	TRAVAINI VACUUM PUMP
5000000401	LIGHT OIL LOADING RACK METERS
5000000416	LUBRICITY ADDITIVE ESSYEM EL DORADO RACK - 75%
5000000417	LUBRICITY ADDITIVE ESSYEM EL DORADO RACK 25%
5000000441	ELDORADO TRUCK RACK CARD READER
5000000501	ELECTRONIC LEVEL GAUGE FOR 119 TANK
5000000696	UPGRADE TRUCK RACK TO ACU-LOAD III

5000000744	DIESEL MOISTURE ANALYZER
5000000818	SANDHILL/GAS LOADING RACK SAFETY SHOWER
5000001320	TRUCK RACK VAPOR RECOVERY UNIT
5000001321	UPGRADE 1VD ADDITIVE INJECTORS
5000001340	(6) DIESEL METER PRESENT IMP
5000001341	HIGH SULFUR DIESEL @TRUCK RACK
5000001420	ELECTRONIC PRESETS-TRUCK RACK
5000001421	TRUCK RACK ELEC PRESET IMPROV
5000001480	GASOLINE RACK PROVING LINE
5000001575	GASOLINE RACK RAIN WTR MODS
5000001576	GASOLINE RACK RAIN WATER MOD'S
5000001577	GAS RACK RAIN WATER MODS
5000001590	TRUCK RK VPR RCVRY UNIT/21789
5000001591	TRUCK RACK VAPOR RCVRY UNIT
5000001620	ADDITIVE SYSTEM TANK 609
5000001977	LIGHT OIL LOADING RACK
5000001978	ARKLA FUEL GAS METERING
5000001979	GATE PAK AUTO GAS ADDITIVE SYS
5000001980	(6) DIESEL DYE INJECTION SYS
5000001981	IVD ADDITIVE TANK-TRUCK RACK
5000001982	GROUND VERIFICATION SYSTEM
5000001983	GASOLINE BLENDING SYSTEM
5000001984	UPGRADES FOR W GATE/TRK RACK
5000001985	UPGRADES FOR W GATE TRUCK RACK
5000001986	REPLACE RACK OVERFILL SYSTEM
5000001987	1C-OGV INTELLITROL MODULE
5000001988	GATE VALVE TANK 125
5000003409	PORTABLE TRUCK PLATFORMS GAS/DIESEL LOADING
5000003410	PORTABLE TRUCK PLATFORMS #114 UNLOADING
5000000163	USED ASPHALT TRANSFER PUMP
5000000188	LK SOLVENT PIPING
5000000190	INSTALL EMISSION CONTROL @ PMA FACILITY
5000000232	REPLACE EXPANSION JOINT TO FUME SCRUBBER
5000000234	CRUDE PIPELINE UNDER HINSON ROAD
5000000344	INSTALL TEMP SOLVENT TK @ ASP PLANT
5000000380	PMA TANK EMISSION CONTROLS
5000000388	PUMP BEARING HOUSING
5000000409	INSTALL FOAM LINE TO 108 TK
5000000445	CBO STORAGE FACILITY
5000000479	TANK 105 FLUX LOADING SYSTEM
5000000489	REPLACE FILL LINES @124 TANK
5000000491	EXPAND PROPYLENE LDG CAPABILITY
5000000510	PUMPS & PIPING FOR GAS OIL TRANSFER
5000000515	"REPLACE PARALLELL CRUDE LINES W/12"" LINE"
5000000525	#5 TANK FARM NITROGEN GAS BLANKETING
5000000560	54 TANK BLANKETING SYSTEM

5000000565	AMETEK MOD# DT8311 TEMERATURE INDICATOR - QTY 20
5000000581	WORTHINGTON 6GRJ CAST STEEL PUMP FOR CANNING PLT
5000000582	FAULK 2090FC2A Gear Box for T105
5000000601	60 GPM COALESCER
5000000607	REPLACE ASPHALT LOADING PUMP
5000000628	REPLACE FUME SCRUBBER TOWER
5000000637	RELOCATE CRACK METER
5000000644	ASPHALT TANKAGE MACT OPACITY CONTROLS
5000000654	ASPHALT LINE INSULATION - T162 TO T353
5000000677	KETTLE REBOILERS FOR DIESEL TANK 119
5000000678	VERTICAL CRACK IMPELLER UPGRADE
5000000690	REVISE SUCTION & FILL LINES @ 119TANK
5000000691	REVISE SUCTION & FILL LINES @ 532 TANK
5000000692	ACID SCRUBBERS
5000000714	STAINLESS STEEL TOTE FOR BIOCIDE STORAGE
5000000739	WINSMITH GEAR BOXES FOR WATER PLANT
5000000768	REFINERY LIGHT SLOP TO 66 TANK
5000000770	METAL PORTABLE HEATED BLDG FOR BIOCIDE TOTES
5000000793	REDUCE REFINERY GAS BLENDING TIME
5000000796	PUMPHOUSE DELTA V SYSTEM - HARDWARE
5000000798	ASPHALT PLANT CONDENSATE RECEOVERY SYSTEM UPGRADE
5000000810	12'' DIESEL LINE TO TEPPCO'S P5 TANK FARM
5000000836	INSTALL 2ND NEW ASPHALT TANK (Tk 191)
5000000915	Engineering Work for Product Shipment Improvements
5000000916	EAST TRANSFER PUMP @ T039 & T040
5000000917	WEST TRANSFER PUMP @ T039 & T040
5000000932	FIBERGLASS FLOOR FOR T368
5000000937	PUMP FOR T102 - WORTHINGTON 6GRJ CAST STEEL
5000000938	Byron Jackson Pump Model 4x6x10L SC7 (from Teppco)
5000001081	"SPILL STOP VAVLVE (4""-150#) ON T123"
5000001096	Des-Case DC-14-3-30 Tank Breather for T320
5000001097	3051L Liquid Level Transmitter for T320
5000001098	751Remote Signal Indicator for T320
5000001119	P-5 DENSITOMETER
5000001121	PORTABLE RED DYE INJECTION
5000001124	SOUR NAPHTHA UNLDG TO 240 TK
5000001125	"3"" STEAM HEADER 118/111 TANKS"
5000001128	REPLACE TANK 103 MANIFOLD/PUMP
5000001132	HIGH PRESSURE SD SW P-5 LINES
5000001133	CNTRL VALVE/WIZARD CONTR TK148
5000001134	P-5 GAS DIESEL LEAK DETECTOR
5000001139	UPGRADE GASOLINE BLEND SYSTEM
5000001140	ADDITIVE INJECTION SYSTEM UPGRADE
5000001144	"INST 6"" FILL LINE TO #61 TANK"
5000001146	FIBER OPTIC COMM LINK T103
5000001147	"REPLACE 6"" GASOLINE FILL LINE"

5000001148	P-5 DIESEL METER REPLACEMENT
5000001149	REBUILD STEAM PUMP
5000001312	REPAIRS ELECTRIC MOTORS
5000001315	CAP INT BED LINER
5000001324	REPLACE #354 TANK PUMP
5000001326	FLOATING ROOF SEALS120&123TNKS
5000001346	"REPLACE 6"" GASOLINE FILL LINE"
5000001348	GASOLINE SLOP SYSTEM
5000001402	ASPHALT TRANSFER PUMP
5000001408	GASOLINE BACK PRESSURE VALVES
5000001411	PIPELINE BOOSTER PUMP DRIVER
5000001422	NAPHTHA METER ASPHALT PLANT
5000001429	FLAME ARRESTORS TANKS #243/244
5000001445	REPAIR ASPHLT A/C
5000001458	INSTL P5 DSL PUMP-ETHYL TRAP
5000001558	FLTR SPRTR/ASPH PLNT GAS LINE
5000001571	REPLACE 65 GASOLINE BLEND LINE
5000001573	GASOLINE BLENDING SYS PHS II
5000001603	RPLC T105 STM RD W ELEC PUMP
5000001612	"6"" STRMLN-ASP PLNT & LDNG LN"
5000001629	FUEL ADTV EQPMNT IN REFINERY
5000001908	OXIDIZING BLOWER ASPHALT PLANT
5000001909	REPLACE #73 TANK PUMP
5000001989	STORAGE TANKS & PIPELINES
5000001990	LUBE OIL TEST RUN #10 UNIT
5000001991	TIE-IN #9 UNIT FEED LINE
5000001992	TANK #58 SOUR WATER REMOVAL
5000001994	REPLACE PUMP @ #52 TANK
5000001995	REPLACE PUMP @ 114 TANK
5000002007	LSR TO CRUDE INJECTION PUMP
5000002008	REPLACE TANK @ 104 TANK
5000002009	#25/58 TANKS TO #112 TANK
5000003197	Drip Pan/Sump Pump Modifications@Aphalt Dike Walls
5000003203	COKER FEED TO TYLER
5000003204	OPEN, CLEAN & INSPECT 125 TANK
5000003205	ETHANOL BLENDING PROJECT
5000003206	Tank Vent Air Dryer (W)
5000003207	Tank Vent Air Dryer (E)
5000003209	Ethanol Pump Suction Air Release
5000003210	Ethanol Pump Sdischarge Air Release
5000003281	TANK 66 WATER DRAW-OFF PUMP UPGRADE
5000003298	WIRELESS TRANSMITTER INSTALL ON PIPELINE
5000003332	T105 - FLUX STORAGE
5000003336	66TK Water Draw-off Pump
5000003411	UNIFINER FEED STOCK
5000000124	COVER FOR 66 TANK LOADING RACK

5000000186	PROPANE MERCAPTAN INJECTION SYSTEM
5000000415	TORQUE ARM PG 6420 LOADING RACK
5000000480	DISTILLATE BLEND STOCK UNLOADING STATION
5000000484	REPLACE NORTH PIT TRUCK SCALE
5000000516	200 VLT STG. PUMP (PROPYLENE PUMP)
5000000732	Replace Dropboards
5000000747	MIDDLE PUMP AT TANK 219
5000000910	CLOSED LOOP SAMPLE AR01-413CLS001
5000000911	CLOSED LOOP SAMPLE AR01-413CLS002
5000000912	CLOSED LOOP SAMPLE AR01-413CLS003
5000000913	CLOSED LOOP SAMPLE AR01-413CLS004
5000000956	ASPHALT TRUCK RACK VAPOR COLLECTION SYSTEM
5000001074	3-WAY VALVES AT PROPYLENE LDG RACKS
5000001150	LOADING RACKS
5000001151	ASPHALT TANK CAR/LOADING SP
5000001152	AC-20 LDG HEATER @ 219 TANK
5000001153	SEGREGATE AC20 & AC30 LDG FAC
5000001154	CHARG STOCK UNLOADING FACILITY
5000001155	IMPROVE LT ST RUN (GAS UNLOAD)
5000001156	STEEP ROOFING BULK LOADIN RACK
5000001157	BUTANE EXCESS FLOW VALVE
5000001158	PROPOLINE TRUCK LOADING RACK
5000001159	RELOCATE TRK RACK SCALES-AMOCO
5000001161	EXCESS FLOW CHECK VALVES
5000001162	TREATED BFW FOR 219 TK BOILER
5000001163	STEAM BLOWDOWN DRUM
5000001164	SPENT ACID FUME SCRUBBER
5000001165	EXPAND SPENT ACID LOADING RACK
5000001166	ETHYL MERCAPTAN INJECTION
5000001168	N2 TO ACIDE UNLOADING RACK
5000001169	MODIFY LPG LOADING RACK
5000001277	AC10 TRUCKLOADING FACILITY
5000001473	REVISE PIPING III TANK
5000001540	INSTALL R17 STRNR ASPH TRK RCK
5000001541	INSTL R17 STRNR ASP TK RACK
5000001599	RPLC MERCAPTAN INJECTION PUMP
5000001614	TANK 219 SPARE PUMP LDNG ARMS
5000003212	LSR Loading Line (3") Tyler to T67
5000003283	LOADING ARM ON 140/160 LOADING RACK
5000000159	ADD 3RD BURNER TO TK 78
5000000571	ASPHALT LOADING RACK - LOADING ARMS (3)
5000000781	Engineering for Asphalt Loading System
5000001177	ASPHALT PACKING & LOADING
5000001179	ASPHALT DOCK EXPANSION
5000001333	UPGRADE ASPHALT SPILLS @DOCK
5000001182	"8"" DRAINLINE-TANK #372"

5000001194	REPLACE TIES IN CUTBACK MTR RK
5000001589	#1 LDNG RK RR TRK REPAIR
5000001607	RLRD TRK RPRS TO HYDRO SDM RK
5000003279	INSTALL NO SMOKING SIGNS AT TRUCK RACK
5000001040	STORMWATER SEGREGATION - SOUTH SW COLL TKS & PUMPS
5000000592	STORMWATER SEGREGATION - SLOP OIL SYSTEM
5000000594	STORMWATER SEGREGATION - PIPE BRIDGES (NEAR #1 CT)
5000000595	STORMWATER SEGREGATION - NORTH SW COLL TKS & PUMPS
5000000596	STORMWATER SEGREGATION - NORTH SUMP & PUMPS
5000001557	TANK #7 PUMP & KEROSENE LINE
5000003366	V1613 2005 CHEV SILVERADO 2500 REG CAB 133" WB
5000002291	LIFT TRUCK RPL-ASPHALT LD RACK
5000002304	INSTL INTRCNCT/PNDA NTRL GSLNE
5000002315	GAS/DIESEL TRUCK LOADING TERMINAL BLDG
5000002442	FIRE PROTECTION BLDG NO 63
5000002438	PUMP & CONTROL HOUSE NO 51
5000002443	MAIN PUMP HOUSE NO 40
5000002345	TRUCK RACK OFFICE NO 60
5000002346	TANK CAR RACK OFFICE NO 61
5000002347	TRUCK SCALE HOUSE NO 64
5000002348	E & W LOADING RACK LIGHTING
5000002964	HVAC UNIT FOR PMA PLANT
5000003099	UPGRADE GAUGING &TANK TRANFERS
5000003152	WHIRLPOOL 12000 BTU AIR COND
5000002599	DIAMOND G3 UPGRADE
5000002801	REPLACE TRK RACK COMPUTER
5000003097	UPGRADE EL DORADO TRUCK RACK
5000002562	ASPHALT TERMINAL OPERATING SYSTEM
5000002929	PUMPHOUSE DELTA V SYSTEM - SOFTWARE
5000002932	"TEPPCO FLOW COMPUTER (on new 12"" Diesel Pipeline

Project Definition	(CIP items)
EDLO070086	ASPHALT TRUCK LOADING FACILTY
EDLO080073	ISOBUTANE LOADING & UNLOADING FACILITIES
EDLO120001	LION OIL BIODIESEL BLENDING - TRUCK RACK
EDLO120122	TRUCK RACK DIESEL COALESCERS UPGRADE
EDLO120129	TRUCK TACK OIL/WATER SEPARATOR RECOVERY
EDLO130009	GASOLINE RACK ADDITIVE SYSTEM MODIFICATION - REFINERY
EDLO120115	TANK 39 ASPHALT BLENDING
EDLO120127	ASPHALT BLEND OIL STORAGE

New assets added in Q413:
5000003427	GASOLINE TRUCK RACK CARD READER UPGRADE (10)
5000003467	Biodiesel Blending cone roof tank, piping, control
5000003428	ASPHALT BLEND OIL STORAGE TANK
5000003470	TANK 219 FLOOR, TUBES, DOOR

Schedule 2.2(f)
Third Party Claims
None.

Schedule 2.3(g)
Excluded Tankage
See attached.

Schedule 2.3(g)
Excluded Tankage

Tank	Area	Shell Capacity
T538	PH	23.73
T600	#4,#8&#11	47.67
T601	#4,#8&#11	24.62
T602	#4,#8&#11	24.62
T638	WWTP	7.67
T639	WWTP	9.54
T640	#4,#8&#11	9.29
T658	#4,#8&#11	9.47
T663	#4,#8&#11	9.48
T664	#4,#8&#11	9.48
T667	#7,#10&#12	6.57
T668	#4,#8&#11	6.57
T669	#4,#8&#11	6.57
T539	#5 & #14	23.73
T665	#5 & #14	9.47
T015	PH	3,002.80
T116	PH	54,954.36
T117	PH	54,918.46
T605	#7,#10&#12	13.43
T606	#7,#10&#12	13.43
T657	#4,#8&#11	14.60
T005	LOT	293.19
T006	LOT	293.19
T011	LOT	4,881.80
T014	LOT	3,002.80
T145	AP	240.94
T171	AP	641.36
T417	LOT	426.85
T611	LOT	204.04
T612	LOT	94.52
T643	LOT	29.25
T087	LOT	45,106.55
T156	AP	712.80
T169	AP	395.56
T310	PC Plt	975.16

T311	PC Plt	53.83
T312	PC Plt	54.40
T313	PC Plt	54.81
T314	PC Plt	51.61
T315	PC Plt	51.27
T316	PC Plt	6.50
T317	PC Plt	20.55
T318	PC Plt	18.93
T319	PC Plt	279.61
T321	PC Plt	279.02
T322	PC Plt	279.93
T323	PC Plt	284.13
T325	PC Plt	283.78
T326	PC Plt	283.65
T327	PC Plt	283.80
T328	PC Plt	279.61
T329	PC Plt	284.99
T330	PC Plt	286.21
T331	PC Plt	284.07
T332	PC Plt	279.10
T524	PH	50,905.00
T530	PH	54,804.51
T662	#7,#10&#12	9.47
T130	LOT	488.69
T131	LOT	488.69
T624	LOT	35.78
T625	LOT	35.78
T659	LOT	9.47
T660	#7,#10&#12	9.47
T661	#7,#10&#12	9.47
T623	WWTP	12.93
T626	WWTP	12.93
T628	WWTP	12.93
T629	WWTP	29.76
T630	WWTP	29.76
T631	WWTP	4.90
T632	WWTP	25.38
T633	WWTP	25.38
T634	WWTP	4.92
T635	WWTP	29.76

T636	WWTP	29.76
T637	WWTP	23.46
T641	WWTP	12.93
T644	WWTP	20.24
T645	WWTP	20.24
T646	WWTP	20.24
T650	WWTP	12.93
T651	WWTP	28.52
T652	WWTP	28.52
T655	#4,#8&#11	9.57
T607	PH	35.97
T608	PH	190.45
T609	PH	146.24
T610	PH	48.08
T656	PH	54.85
T003	PH	3,341.90
T022	AP	2,001.20
T050	PH	9,991.68
T058	PH	9,977.70
T072	AP	894.80
T073	AP	881.50
T074	AP	904.76
T096	AP	1,005.53
T097	AP	1,005.53
T118	PMA	55,497.11
T162	AP	2,001.73
T170	AP	641.55
T173	AP	413.32
T176	AP	5,135.09
T192	PH	148,095.01
T270	PH	9,309.73
T430	LOT	128.70
T431	LOT	128.70
T433	LOT	111.22
T434	#7,#10&#12	98.39
T435	#7,#10&#12	233.58
T603	PH	24.62
T604	#7,#10&#12	23.46
T613	PH	481.40
T616	PH	43.74

T617	PH	23.88
T618	#5 & #14	48.50
T619	PH	47.75
T620	#7,#10&#12	23.87
T621	#7,#10&#12	12.33
T622	#5 & #14	23.87
T642	PH	19.83
T649	PH	2.85
T111	PMA	54,490.31
T627	WWTP	35.78
T614	#7,#10&#12	15.70
T615	#7,#10&#12	29.82
T647	#7,#10&#12	24.47
T648	#7,#10&#12	12.40